Exhibit 99.1

Ceridian Reports Third Quarter 2022 Results

Dayforce recurring revenue up 29.6% year-over-year, or 31.6% on a constant currency basis

Revenue of $315.6 million, up 22.7% year-over-year, or 25.3% on a constant currency basis

Cloud recurring gross margin of 72.1% and adjusted Cloud recurring gross margin of 74.8%

Minneapolis, MN and Toronto, ON, November 2, 2022 - Ceridian HCM Holding Inc. (“Ceridian”) (NYSE:CDAY) (TSX:CDAY), a global leader in human capital management (HCM) technology, today announced its financial results for the third quarter ended September 30, 2022.

“We delivered strong financial and operating performance in the third quarter. Our results exceeded our guidance on all revenue and profitability metrics, with Dayforce recurring revenue growing 30%, and 32% at constant currency,” said David Ossip, Chair and Co-CEO of Ceridian. “We sustained topline growth while significantly expanding profitability. I am particularly pleased with our operating cash flows, which more than doubled year-on-year. We now have 5,848 customers live on the Dayforce platform, which validates our commitment to providing a great experience and delivering measurable value to our customers."

“In the third quarter, we continued to demonstrate strong execution on our growth levers and our initiatives to drive scale in our business,” said Leagh Turner, Co-CEO of Ceridian. “We believe organizations are eager to invest in HCM technology and increasingly looking for insights and efficiencies that will enable them to adapt and compete in the new world of work. We saw continued momentum across all segments of our business from emerging to large enterprise, and in every region in which we operate.”

“Our third quarter results exceeded our guidance despite the headwind of a stronger than expected U.S. dollar," said Noemie Heuland, CFO of Ceridian. “Looking ahead, we are raising the mid-point and narrowing our Full Year guidance range at constant currency across all revenue metrics, and raising guidance on our profitability metric, Adjusted EBITDA. Our profitability outlook reflects continued investments in our growth initiatives, efficiencies across our business and our commitment to longer-term margin expansion.”

Financial Highlights for the Third Quarter 20221

•
Total revenue, which includes revenue from both Cloud and Bureau solutions, was $315.6 million, an increase of 22.7%, or 25.3% on a constant currency basis. Excluding float revenue, total revenue was $294.3 million, an increase of 19.0%, or 21.6% on a constant currency basis.
•
Dayforce recurring revenue was $207.8 million, an increase of 29.6%, or 31.6% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $191.0 million, an increase of 24.8%, or 26.7% on a constant currency basis.
•
Cloud revenue, which includes both Dayforce and Powerpay revenue, was $276.9 million, an increase of 26.1%, or 28.4% on a constant currency basis. Excluding float revenue, Cloud revenue was $256.8 million, an increase of 22.1%, or 24.3% on a constant currency basis.
•
Cloud recurring gross margin was 72.1%, compared to 72.7%. Adjusted cloud recurring gross margin was 74.8%, compared to 74.3%.
•
Net loss was $21.0 million, compared to $20.9 million. Adjusted net income was $31.1 million, compared to $15.8 million.
•
Diluted net loss per share was ($0.14), compared to ($0.14). Adjusted diluted net income per share was $0.20, compared to $0.10.
•
Adjusted EBITDA was $63.5 million, compared to $39.4 million.

1 | Q3 2022 Earnings Release

•
Cash and equivalents were $408.4 million as of September 30, 2022, compared to $367.5 million as of December 31, 2021.

Supplemental Quarterly Detail

•
5,848 Dayforce customers were live on the Dayforce platform as of September 30, 2022, an increase of 120 customers since June 30, 2022 and 11.9% year-over-year.2
•
Dayforce recurring revenue per customer was $118,348 for the trailing twelve months ended September 30, 2022, an increase of 10.0%.3
•
Revenue contributions from ADAM HCM totaled $1.3 million, with $1.2 million in Dayforce recurring revenue excluding float and $0.1 million in Dayforce professional services revenue.
•
The average float balance for Ceridian's customer funds during the quarter increased 12.8% to $3,871.4 million and the average yield on Ceridian's float balance was 2.19%, an increase of 103 basis points year over year. As a result, float revenue from invested customer funds was $21.3 million. The allocation of float revenue to Dayforce and Cloud revenue was $16.8 million and $20.1 million, respectively.

1 The quarterly financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in U.S. dollars unless otherwise stated.

2 Excluding the 2021 acquisitions of Ascender HCM Pty Limited ("Ascender") and ATI ROW, LLC and ADAM HCM MEXICO, S. de R.L. de C.V. (collectively, "ADAM HCM").

3 Excluding float revenue, the impact of lower employment levels in 2021 and 2020 due to the Coronavirus disease 2019 ("COVID-19") pandemic, Ascender and ADAM HCM revenue and on a constant currency basis.

Business Highlights

•
Ceridian has been named a Leader in the 2022 Gartner Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises4. Ceridian was recognized for the third consecutive year, driven by the company’s Ability to Execute and Completeness of Vision.
•
Ceridian will welcome more than 2,500 customers, prospects, partners, and team members to INSIGHTS 2022, Ceridian’s global customer conference, in Las Vegas from November 7-10. Attendees will be empowered through inspiring mainstage keynotes as well as more than 80 educational breakouts and customer sessions to help them succeed in the new world of work.
•
Ceridian earned an “AA” rating and placement in the Leader category from MSCI, one of the most prominent ESG ratings organizations. MSCI provides more than 1,500 equity and fixed income ESG indexes.

Sales Highlights

•
This quarter, new and existing customers from around the world chose Dayforce to unify their people globally, unlock the power of their total workforce, and increase compliance in a borderless world:

•
One of the world’s largest shipping and receiving companies, with 700,000 employees and operations in 100 countries, chose Ceridian to provide Dayforce Payroll and Dayforce Wallet to modernize its payroll processes and offer unique recruitment and retention benefits.
•
A leading UK retailer chose Ceridian to provide its full suite of Dayforce capabilities to support 50,000 employees across Europe and Asia Pacific.
•
The largest flat-rolled steel company in North America selected Ceridian to provide its 25,000 employees with payroll and workforce management in a complex, highly regulated environment.

2 | Q3 2022 Earnings Release

•
A UK-based global provider of information analytics and decision tools will use Dayforce for its 15,000 employees in the U.S. and Canada. Ceridian was selected as a strategic partner, bringing deep expertise as a leader in payroll, to advance the company’s adoption of modern technology and support future global expansion.
•
A U.S. financial services company with 8,000 employees globally chose to expand its Dayforce use to include payroll. With Workforce Management already in place, the company will focus on streamlining its payroll processes with the help of Dayforce to increase payroll accuracy and efficiency.
•
A global leader in packaging machinery manufacturing chose Dayforce as its single HCM solution. With 5,000 employees in 27 countries, the company needed a single system to replace multiple platforms. With pay, time, and HR in Dayforce, the company will have better visibility into its data and can strengthen security and compliance.
•
A global gas turbine engine manufacturer selected the full suite of Dayforce capabilities, including Dayforce Wallet, for its 3,500 employees. The company will leverage Dayforce in seven countries to control labor spend, increase the accuracy and efficiency of HR operations, mitigate compliance risk, and improve recruiting and retention.

Customer Highlights

•
Ceridian takes customers live quickly, predictably, and at a consistent pace with a modern cloud platform in Dayforce, combined with its services team and global partner ecosystem. During the quarter, Ceridian took some notable companies live on Dayforce including:
•
A leading global diversified metal solutions provider and the largest metals service center company in North America with 315 locations globally went live on Dayforce with 11,000 employees. Led by a systems integrator partner, the company implemented Dayforce at 40 unique operating companies, bringing HR, workforce management, and payroll together in a single system.
•
An American electric vehicle manufacturer with 4,000 employees went live with Dayforce in Canada and several countries in Europe. The company will leverage Dayforce for managed payroll to consolidate its global operations into a single solution.
•
A financial service holding company with operations in 13 states launched Dayforce for HR, time and attendance, managed payroll, and managed benefits for 2,000 employees.
•
The UK’s leading independent engineering and services business implemented Dayforce for HR, payroll, workforce management, recruiting, and onboarding for 3,000 employees. The company has grown through acquisition and will now leverage Dayforce to support this model of fast-paced growth and change.
•
A care provider with 1,300 employees in the UK went live with Dayforce. The company chose Dayforce to help it gain visibility across the entire employee population, handling multiple employment contract types.
•
A long-standing, not-for-profit thrift chain rolled out Dayforce for payroll, benefits, time, and advanced scheduling across its 50 locations. The company chose Dayforce to streamline operations, enhance scheduling processes, and give employees access to earned pay on demand through Dayforce Wallet.
•
A beauty chain with over 117 clinics in Australia went live with Dayforce for HR, payroll, and time with a system integrator partner leading the implementation.

3 | Q3 2022 Earnings Release

Product Innovation Highlights

•
Ceridian is driving significant innovation across the Dayforce platform. Focusing on people empowerment, workforce intelligence, and global compliance, Ceridian has delivered more than 840 features throughout 2022. Recent highlights include:
•
HR Knowledge Management provides HR professionals with the ability to create knowledge bases that empower employees to find answers to their common HR and compliance questions proactively. HR Knowledge Management is delivered seamlessly to employees through the Dayforce Employee Experience Hub.
•
Mobile Timesheet Management provides managers with a fast and efficient way to view, edit, and manage time information for their teams directly on their mobile device.
•
Integration Studio provides self-service enterprise integration capabilities that enable customers to build, deploy, and manage their integrations with Dayforce. Integration Studio automates many of the traditionally manual integration and reporting tasks that can create complexity for organizations.
•
Ceridian continues to see strong momentum for Dayforce Wallet. Customers across the U.S., Canada, and now the UK offer Dayforce Wallet as a flexible pay experience to their employees, while also using it to help to attract new talent with a modern employee benefit. More than 1,340 customers have signed onto Dayforce Wallet, and more than 750 customers are live on the product. Average registrations are above 45% of eligible users and the typical wallet user uses the wallet about 25 times per month.

4 Gartner, Magic Quadrant for Cloud HCM Suites for 1000+ Employee Enterprises, by Sam Grinter, Chris Pang, Jeff Freyermuth, Ron Hanscome, Helen Poitevin, Ranadip Chandra, John Kostoulas, Emi Chiba and Rania Stewart, October 31, 2022. Gartner does not endorse any vendor, product or service depicted in our research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. Gartner and Magic Quadrant are registered trademarks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved.

4 | Q3 2022 Earnings Release

Business Outlook

Based on information available as of November 2, 2022, Ceridian is issuing guidance for the full year and fourth quarter of 2022 as follows:

Fourth Quarter 2022 Guidance		Supplemental Commentary and Factors
Dayforce recurring revenue excluding float	$196 million to $198 million or an increase of 20% to 21% on a GAAP basis, and by 23% to 24% on a constant currency basis.	Ceridian continues to expect a return to more normalized employment levels.
Cloud revenue	$288 million to $291 million, or an increase of 19% to 21% on a GAAP basis and 23% to 24% on a constant currency basis.	Ceridian expects PowerPay recurring excluding float to decline between 8% and 6%, primarily as a result of FX headwinds.
Total revenue	$323 million to $326 million, or an increase of 14% to 16% on a GAAP basis and 18% to 19% on a constant currency basis.	Ceridian expects Bureau recurring excluding float to decline between 14% and 13%.
Float revenue	$25 million	Float guidance reflects the near-term rate environment and the rolling maturity of its laddered core portfolio.
Adjusted EBITDA	$49 million to $54 million	Ceridian continues to make investments to expand its global HCM footprint in addition to hosting its flagship Insights conference this quarter.

Fiscal Year 2022 Guidance		Supplemental Commentary and Factors
Dayforce recurring revenue excluding float	$750 million to $752 million, or an increase of 26% on a GAAP basis and 27% to 27.5% on a constant currency basis.

Ceridian continues to expect a return to more normalized employment levels.

Contributions from acquired assets included in Dayforce Recurring revenue excluding float are expected to total $8M and reflect two months of Ascender ownership and eleven months of ADAM HCM ownership in 2022.

Cloud revenue	$1,080 million to $1,083 million, or an increase of 24% on a GAAP basis and 26% on a constant currency basis.	Ceridian expects PowerPay recurring excluding float to increase between 1% and 2%.
Total revenue	$1,233 million to $1,236 million, or an increase of 20% to 21% on a GAAP basis and 23% on a constant currency basis.	Ceridian expects Bureau recurring excluding float to decline 1%.
Float revenue	$72 million	Float guidance reflects the near-term rate environment and the rolling maturity of our laddered core portfolio.
Adjusted EBITDA	$232 million to $237 million	Ceridian continues to make investments to expand our global HCM footprint.

5 | Q3 2022 Earnings Release

Supplemental guidance details

As expected, Ceridian incurred severance and restructuring costs in the third quarter of 2022 in conjunction with the re-balancing of its workforce across its global footprint. These costs amounted to $2.5 million in the third quarter of 2022 and were accounted for in cost of recurring revenue. Ceridian now expects an additional $2.5 million of costs associated with this re-balancing of the workforce to be incurred in the fourth quarter.

Ceridian has not reconciled the Adjusted EBITDA range for the full year of 2022 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not available without unreasonable efforts due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Foreign Exchange

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.30, with a daily range of $1.28 to $1.38 for the three months ended September 30, 2022 compared to $1.26, with a daily range of $1.23 to $1.29 for the three months ended September 30, 2021. As of September 30, 2022, the U.S. dollar to Canadian dollar foreign exchange rate was $1.37. To present the performance of the business excluding the effect of foreign currency rate fluctuations, Ceridian presents revenue on a constant currency basis, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

For the fourth quarter 2022, Ceridian's guidance assumes an average U.S dollar to Canadian dollar foreign exchange rate of $1.37, compared to an average rate of $1.26 for the fourth quarter of 2021.

Supplemental FX Commentary
Summary of Incremental FX Impact to Guidance vs. Prior Guidance¹
(Dollars in millions)	Q4
Dayforce recurring revenue excluding float	($2.5)
Cloud revenue	($5.4)
Total revenue	($5.7)
Float revenue	($0.6)
1.
Ceridian's primary foreign exchange rate revenue exposure is to the Canadian dollar, with additional revenue exposure denominated in the Australian dollar and British pound, all of which have weakened significantly since the beginning of 2022. Ceridian's fourth quarter 2022 outlook reflects an average U.S. dollar to Canadian dollar foreign exchange rate of $1.37, compared to our previous assumptions of $1.29.

Summary of Full Year FX Impact¹
(Dollars in millions)	Q1	Q2	Q3	Q4²	FY22²
Dayforce recurring revenue excluding float	$0.6	($2.4)	($2.9)	($4.8)	($9.5)
Cloud revenue	$0.3	($4.6)	($5.0)	($9.9)	($19.2)
Total revenue	—	($6.1)	($6.8)	($10.9)	($23.8)
Float revenue	—	($0.3)	($0.3)	($0.8)	($1.4)
1.
Ceridian's fiscal year 2022 outlook reflects an average U.S. dollar to Canadian dollar exchange rate of $1.30 compared to an average rate of $1.25 experienced during fiscal year 2021. In the fourth quarter of 2022, Ceridian expects an average U.S. dollar to Canadian dollar exchange rate of $1.37 (compared to Ceridian's previous assumptions of $1.29) compared to an average rate of $1.26 experienced during the fourth quarter of 2021.
2.
The impacts to the fourth quarter and fiscal year of 2022 are considered forward-looking guidance.

6 | Q3 2022 Earnings Release

Conference Call Details

Ceridian will host a conference call to discuss the third quarter of 2022 earnings at 5:00 p.m. Eastern Time on November 2, 2022. A live Zoom Video Webinar of the event can be accessed at that time, through a direct registration link at https://ceridian.zoom.us/webinar/register/WN_doYQwSKbQ8epA29HKZX4ag. Alternatively, the event can be accessed from the Events & Presentations page on Ceridian’s Investor Relations website at https://investors.ceridian.com. A replay and transcript will be available after the conclusion of the live event on Ceridian’s Investor Relations website.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, the flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. The Dayforce platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Ceridian’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the fiscal year of 2022, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Ceridian has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Ceridian’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

•
its inability to manage its growth effectively or execute on its growth strategy;
•
its failure to provide new or enhanced functionality and features;
•
its inability to successfully compete in the market in which we operate and expand its current offerings into new markets or further penetrate existing markets due to competition;
•
its inability to offer and deliver high-quality technical support, implementation and professional services;
•
system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information;
•
its failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards, including its ongoing consent order with the Federal Trade Commission regarding data protection;
•
its failure to properly update its solutions to enable its customers to comply with applicable laws;
•
its failure to manage its aging technical operations infrastructure;
•
its inability to maintain necessary third-party relationships, and third party software licenses, and identify errors in the software it licenses;
•
its inability to attract and retain senior management employees and highly skilled employees;
•
the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock; or

7 | Q3 2022 Earnings Release

•
the duration and scope of the COVID-19 pandemic, including the uncertainty around the surge of different variants and the actions that governmental authorities may take in all the jurisdictions where we operate.

Please refer to Part II, Item IA, “Risk Factors” of Ceridian's most recently filed Quarterly Report on Form 10-Q, and Part I, Item IA, “Risk Factors” of Ceridian's most recently filed Annual Report on Form 10-K, for the year ended December 31, 2021, for a further description of these and other factors. Although Ceridian has attempted to identify important risk factors, additional factors or events that could cause Ceridian’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Ceridian to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Ceridian’s assumptions prove incorrect, its actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Ceridian’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; Ceridian will be able to maintain its relationships with its employees, customers and partners; Ceridian will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Ceridian. Any forward-looking statement made by Ceridian in this press release speaks only as of the date on which it is made. Ceridian undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

8 | Q3 2022 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021
(Dollars in millions, except share data)	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$408.4	$367.5
Restricted cash	0.8	1.9
Trade and other receivables, net	155.4	146.3
Prepaid expenses and other current assets	107.3	92.6
Total current assets before customer funds	671.9	608.3
Customer funds	4,335.3	3,535.8
Total current assets	5,007.2	4,144.1
Right of use lease asset	27.5	29.4
Property, plant, and equipment, net	144.7	128.2
Goodwill	2,261.8	2,323.6
Other intangible assets, net	298.4	332.5
Other assets	266.8	208.4
Total assets	$8,006.4	$7,166.2
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$8.1	$8.3
Current portion of long-term lease liabilities	14.9	11.3
Accounts payable	56.7	51.7
Deferred revenue	42.6	48.7
Employee compensation and benefits	72.6	77.3
Other accrued expenses	24.2	24.7
Total current liabilities before customer funds obligations	219.1	222.0
Customer funds obligations	4,456.6	3,519.9
Total current liabilities	4,675.7	3,741.9
Long-term debt, less current portion	1,214.1	1,124.4
Employee benefit plans	19.3	20.7
Long-term lease liabilities, less current portion	23.0	32.7
Other liabilities	23.1	19.0
Total liabilities	5,955.2	4,938.7
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 153,033,594 and 151,995,031 shares issued and outstanding, respectively	1.5	1.5
Additional paid in capital	2,918.4	2,860.0
Accumulated deficit	(367.4)	(309.2)
Accumulated other comprehensive loss	(501.3)	(324.8)
Total stockholders’ equity	2,051.2	2,227.5
Total liabilities and equity	$8,006.4	$7,166.2

9 | Q3 2022 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Dollars in millions, except share and per share data, unaudited)
Revenue:
Recurring	$263.8	$215.0	$762.8	$619.1
Professional services and other	51.8	42.2	147.3	123.0
Total revenue	315.6	257.2	910.1	742.1
Cost of revenue:
Recurring	77.1	66.0	234.4	191.1
Professional services and other	61.0	48.9	172.6	140.9
Product development and management	44.8	36.6	125.0	94.2
Depreciation and amortization	13.7	12.6	40.0	37.5
Total cost of revenue	196.6	164.1	572.0	463.7
Gross profit	119.0	93.1	338.1	278.4
Selling, general, and administrative	122.7	109.1	367.2	316.5
Operating loss	(3.7)	(16.0)	(29.1)	(38.1)
Interest expense, net	7.4	10.0	19.9	25.5
Other expense, net	5.9	3.4	11.4	16.2
Loss before income taxes	(17.0)	(29.4)	(60.4)	(79.8)
Income tax expense (benefit)	4.0	(8.5)	7.8	(13.9)
Net loss	$(21.0)	$(20.9)	$(68.2)	$(65.9)
Net loss per share:
Basic	$(0.14)	$(0.14)	$(0.45)	$(0.44)
Diluted	$(0.14)	$(0.14)	$(0.45)	$(0.44)
Weighted-average shares outstanding:
Basic	153,184,846	150,450,595	152,691,008	149,083,666
Diluted	153,184,846	150,450,595	152,691,008	149,083,666

10 | Q3 2022 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2022	2021
	(Dollars in millions, unaudited)
Net loss	$(68.2)	$(65.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income tax expense (benefit)	5.1	(45.0)
Depreciation and amortization	64.4	59.3
Amortization of debt issuance costs and debt discount	3.0	11.5
Provision for doubtful accounts	2.2	1.5
Net periodic pension and postretirement cost	3.6	6.6
Share-based compensation	113.5	83.6
Change in fair value of contingent consideration	3.2	—
Other	—	0.6
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	(16.2)	(5.3)
Prepaid expenses and other current assets	(14.0)	(13.9)
Accounts payable and other accrued expenses	4.5	1.9
Deferred revenue	(3.5)	5.2
Employee compensation and benefits	(2.8)	(5.1)
Accrued interest	(0.3)	0.3
Accrued taxes	(0.1)	20.9
Other assets and liabilities	(3.6)	(7.3)
Net cash provided by operating activities	90.8	48.9
Cash Flows from Investing Activities
Purchase of customer funds marketable securities	(534.3)	(500.5)
Proceeds from sale and maturity of customer funds marketable securities	304.2	409.2
Expenditures for property, plant, and equipment	(10.4)	(7.3)
Expenditures for software and technology	(54.5)	(38.4)
Acquisition costs, net of cash and restricted cash acquired	—	(373.5)
Net cash used in investing activities	(295.0)	(510.5)
Cash Flows from Financing Activities
Increase in customer funds obligations, net	1,010.4	1,631.0
Proceeds from issuance of common stock under share-based compensation plans	22.6	70.9
Repayment of long-term debt obligations	(6.3)	(4.3)
Proceeds from revolving credit facility	—	295.0
Repayment of revolving credit facility	—	(295.0)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	561.8
Purchases of capped calls related to convertible senior notes	—	(45.0)
Net cash provided by financing activities	1,026.7	2,214.4
Effect of exchange rate changes on cash, restricted cash, and equivalents	(8.1)	(0.5)
Net increase in cash, restricted cash, and equivalents	814.4	1,752.3
Cash, restricted cash, and equivalents at beginning of period	1,952.8	2,228.5
Cash, restricted cash, and equivalents at end of period	$2,767.2	$3,980.8
Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$408.4	$378.8
Restricted cash	0.8	1.9
Restricted cash and equivalents included in customer funds	2,358.0	3,600.1
Total cash, restricted cash, and equivalents	$2,767.2	$3,980.8

11 | Q3 2022 Earnings Release

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended September 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2022	2021	2022 vs. 2021		2022 vs. 2021
	(Dollars in millions)
Revenue:
Dayforce recurring, excluding float	$191.0	$153.0	24.8%	(1.9)%	26.7%
Dayforce float	16.8	7.3	130.1%	(2.8)%	132.9%
Total Dayforce recurring	207.8	160.3	29.6%	(2.0)%	31.6%
Powerpay recurring, excluding float	19.3	18.7	3.2%	(3.8)%	7.0%
Powerpay float	3.3	2.0	65.0%	(5.0)%	70.0%
Total Powerpay recurring	22.6	20.7	9.2%	(3.8)%	13.0%
Total Cloud recurring	230.4	181.0	27.3%	(2.1)%	29.4%
Dayforce professional services and other	46.4	38.4	20.8%	(2.9)%	23.7%
Powerpay professional services and other	0.1	0.2	(50.0)%	(—)%	(50.0)%
Total Cloud professional services and other	46.5	38.6	20.5%	(2.8)%	23.3%
Total Cloud revenue	276.9	219.6	26.1%	(2.3)%	28.4%
Bureau recurring, excluding float	32.2	33.4	(3.6)%	(4.5)%	0.9%
Bureau float	1.2	0.6	100.0%	(—)%	100.0%
Total Bureau recurring	33.4	34.0	(1.8)%	(4.4)%	2.6%
Bureau professional services and other	5.3	3.6	47.2%	(8.4)%	55.6%
Total Bureau revenue	38.7	37.6	2.9%	(4.8)%	7.7%
Total revenue	$315.6	$257.2	22.7%	(2.6)%	25.3%

Dayforce	$254.2	$198.7	27.9%	(2.1)%	30.0%
Powerpay	22.7	20.9	8.6%	(3.8)%	12.4%
Total Cloud revenue	$276.9	$219.6	26.1%	(2.3)%	28.4%

Dayforce, excluding float	$237.4	$191.4	24.0%	(2.1)%	26.1%
Powerpay, excluding float	19.4	18.9	2.6%	(3.7)%	6.3%
Cloud revenue, excluding float	256.8	210.3	22.1%	(2.2)%	24.3%
Cloud float	20.1	9.3	116.1%	(3.3)%	119.4%
Total Cloud revenue	$276.9	$219.6	26.1%	(2.3)%	28.4%

Cloud recurring, excluding float	$210.3	$171.7	22.5%	(2.1)%	24.6%
Bureau recurring, excluding float	32.2	33.4	(3.6)%	(4.5)%	0.9%
Total recurring, excluding float	242.5	205.1	18.2%	(2.5)%	20.7%
Total revenue, excluding float	$294.3	$247.3	19.0%	(2.6)%	21.6%
(a)
Ceridian has calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

12 | Q3 2022 Earnings Release

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Nine Months Ended September 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2022	2021	2022 vs. 2021		2022 vs. 2021
	(Dollars in millions)
Revenue:
Dayforce recurring, excluding float	$554.5	$433.7	27.9%	(1.0)%	28.9%
Dayforce float	36.2	22.5	60.9%	(1.8)%	62.7%
Total Dayforce recurring	590.7	456.2	29.5%	(1.1)%	30.6%
Powerpay recurring, excluding float	58.3	55.6	4.9%	(2.8)%	7.7%
Powerpay float	8.2	5.9	39.0%	(3.4)%	42.4%
Total Powerpay recurring	66.5	61.5	8.1%	(3.0)%	11.1%
Total Cloud recurring	657.2	517.7	26.9%	(1.4)%	28.3%
Dayforce professional services and other	134.2	113.2	18.6%	(2.1)%	20.7%
Powerpay professional services and other	0.4	0.8	(50.0)%	(—)%	(50.0)%
Total Cloud professional services and other	134.6	114.0	18.1%	(2.1)%	20.2%
Total Cloud revenue	791.8	631.7	25.3%	(1.5)%	26.8%
Bureau recurring, excluding float	102.6	98.8	3.8%	(3.2)%	7.0%
Bureau float	3.0	2.6	15.4%	(—)%	15.4%
Total Bureau recurring	105.6	101.4	4.1%	(3.1)%	7.2%
Bureau professional services and other	12.7	9.0	41.1%	(5.6)%	46.7%
Total Bureau revenue	118.3	110.4	7.2%	(3.2)%	10.4%
Total revenue	$910.1	$742.1	22.6%	(1.8)%	24.4%

Dayforce	$724.9	$569.4	27.3%	(1.3)%	28.6%
Powerpay	66.9	62.3	7.4%	(2.9)%	10.3%
Total Cloud revenue	$791.8	$631.7	25.3%	(1.5)%	26.8%

Dayforce, excluding float	$688.7	$546.9	25.9%	(1.3)%	27.2%
Powerpay, excluding float	58.7	56.4	4.1%	(2.8)%	6.9%
Cloud revenue, excluding float	747.4	603.3	23.9%	(1.4)%	25.3%
Cloud float	44.4	28.4	56.3%	(2.2)%	58.5%
Total Cloud revenue	$791.8	$631.7	25.3%	(1.5)%	26.8%

Cloud recurring, excluding float	$612.8	$489.3	25.2%	(1.3)%	26.5%
Bureau recurring, excluding float	102.6	98.8	3.8%	(3.2)%	7.0%
Total recurring, excluding float	715.4	588.1	21.6%	(1.6)%	23.2%
Total revenue, excluding float	$862.7	$711.1	21.3%	(1.7)%	23.0%

(a)
Ceridian has calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

13 | Q3 2022 Earnings Release

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables present a reconciliation of the reported results to the non-GAAP financial measures EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted operating profit, Adjusted net loss, and Adjusted Cloud recurring gross margin for all periods presented. Refer to the "Use of Non-GAAP Financial Measures" below for further discussion.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Dollars in millions)
Net loss	$(21.0)	$(20.9)	$(68.2)	$(65.9)
Interest expense, net	7.4	10.0	19.9	25.5
Income tax expense (benefit)	4.0	(8.5)	7.8	(13.9)
Depreciation and amortization	21.9	21.0	64.4	59.3
EBITDA	12.3	1.6	23.9	5.0
Foreign exchange loss	4.5	1.5	7.3	8.5
Share-based compensation (a)	39.4	31.0	113.8	85.9
Severance charges (b)	4.3	2.1	28.6	5.8
Restructuring consulting fees (c)	1.4	1.8	5.1	13.9
Other non-recurring items (d)	1.6	1.4	4.0	4.7
Adjusted EBITDA	$63.5	$39.4	$182.7	$123.8
Net profit margin (e)	(6.7)%	(8.1)%	(7.5)%	(8.9)%
Adjusted EBITDA margin	20.1%	15.3%	20.1%	16.7%

(a)
Represents share-based compensation expense and related employer taxes.
(b)
Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause. During the three and nine months ended September 30, 2022, Ceridian incurred severance charges in conjunction with the re-balancing of the workforce across its global footprint in the amount of $2.5 million and $18.6 million, respectively, within cost of recurring revenue.
(c)
Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.
(d)
Represents (1) the impact of the fair value adjustment for the DataFuzion HCM, Inc. ("DataFuzion") contingent consideration in 2022, (2) the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and (3) the net impact of the abandonment of certain leased facilities.
(e)
Net profit margin is determined by calculating the percentage that net income (loss) is of total revenue.

14 | Q3 2022 Earnings Release

	Three Months Ended September 30, 2022
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions)
Cost of revenue:
Recurring
Cloud	$64.3	$3.9	$2.3	$—	$58.1
Bureau	12.8	0.3	0.3	—	12.2
Total recurring	77.1	4.2	2.6	—	70.3
Professional services and other	61.0	3.8	—	—	57.2
Product development and management	44.8	6.7	0.3	—	37.8
Depreciation and amortization	13.7	—	—	—	13.7
Total cost of revenue	196.6	14.7	2.9	—	179.0
Sales and marketing	62.6	7.4	0.8	—	54.4
General and administrative	60.1	17.3	0.6	10.1	32.1
Operating (loss) profit	(3.7)	39.4	4.3	10.1	50.1
Other expense, net	5.9	—	—	4.9	1.0
Depreciation and amortization	21.9	—	—	(7.5)	14.4
EBITDA	12.3	39.4	4.3	7.5	63.5
Interest expense, net	7.4	—	—	—	7.4
Income tax expense (c)	4.0	—	—	(6.6)	10.6
Depreciation and amortization	21.9	—	—	7.5	14.4
Net (loss) income	$(21.0)	$39.4	$4.3	$8.4	$31.1
Net (loss) income per share - basic (d)	$(0.14)	$0.26	$0.03	$0.05	$0.20
Net (loss) income per share - diluted (d)	$(0.14)	$0.25	$0.03	$0.05	$0.20

(a)
Other includes amortization of acquisition-related intangible assets, foreign exchange loss, restructuring consulting fees, the impact of the fair value adjustment for the DataFuzion contingent consideration, the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and the net impact related to the abandonment of certain leased facilities.
(b)
The Adjusted column is a non-GAAP financial measure, adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, amortization of acquisition-related intangible assets, and other non-recurring items, all of which are adjusted for the effect of income taxes.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
Both GAAP and Adjusted net income (loss) per share are calculated by dividing either GAAP or Adjusted net income by the basic or diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments. GAAP basic and diluted net loss per share are calculated based upon 153,184,846 weighted-average shares of common stock and Adjusted basic and diluted net income per share are calculated based upon 153,184,846 and 155,601,415 weighted-average shares of common stock, respectively.

15 | Q3 2022 Earnings Release

	Three Months Ended September 30, 2021
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions)
Cost of revenue:
Recurring
Cloud	$49.4	$3.0	$(0.1)	$—	$46.5
Bureau	16.6	0.5	0.4	—	15.7
Total recurring	66.0	3.5	0.3	—	62.2
Professional services and other	48.9	2.5	—	—	46.4
Product development and management	36.6	5.3	0.3	—	31.0
Depreciation and amortization	12.6	—	—	—	12.6
Total cost of revenue	164.1	11.3	0.6	—	152.2
Sales and marketing	56.1	3.6	0.6	—	51.9
General and administrative	53.0	16.1	0.9	9.1	26.9
Operating (loss) profit	(16.0)	31.0	2.1	9.1	26.2
Other expense, net	3.4	—	—	2.9	0.5
Depreciation and amortization	21.0	—	—	(7.3)	13.7
EBITDA	1.6	31.0	2.1	4.7	39.4
Interest expense, net	10.0	—	—	—	10.0
Income tax benefit (c)	(8.5)	—	—	(8.4)	(0.1)
Depreciation and amortization	21.0	—	—	7.3	13.7
Net (loss) income	$(20.9)	$31.0	$2.1	$3.6	$15.8
Net (loss) income per share - basic (d)	$(0.14)	$0.21	$0.01	$0.02	$0.11
Net (loss) income per share - diluted (d)	$(0.14)	$0.20	$0.01	$0.02	$0.10

(a)
Other includes amortization of acquisition-related intangible assets, foreign exchange loss, restructuring consulting fees, the difference between the historical five-year average run rate and the current period actuarially determined pension expense resulting from the changes in investment strategy associated with protecting the now fully funded status of its largest U.S pension plan, and charges related to the abandonment of certain leased facilities.
(b)
The Adjusted column is a non-GAAP financial measure, adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, amortization of acquisition-related intangible assets, and other non-recurring items, all of which are adjusted for the effect of income taxes.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
Both GAAP and Adjusted net income (loss) per share are calculated by dividing either GAAP or Adjusted net income by the basic or diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments. GAAP basic and diluted net loss per share are calculated based upon 150,450,595 weighted-average shares of common stock, and Adjusted basic and diluted net income per share are calculated based upon 150,450,595 and 156,861,973 weighted-average shares of common stock, respectively.

16 | Q3 2022 Earnings Release

	Nine Months Ended September 30, 2022
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions)
Cost of revenue:
Recurring
Cloud	$189.1	$11.4	$16.9	$—	$160.8
Bureau	45.3	1.0	2.4	—	41.9
Total recurring	234.4	12.4	19.3	—	202.7
Professional services and other	172.6	10.5	0.5	—	161.6
Product development and management	125.0	18.9	4.0	—	102.1
Depreciation and amortization	40.0	—	—	—	40.0
Total cost of revenue	572.0	41.8	23.8	—	506.4
Sales and marketing	183.4	18.9	3.3	—	161.2
General and administrative	183.8	53.1	1.5	31.2	98.0
Operating (loss) profit	(29.1)	113.8	28.6	31.2	144.5
Other expense, net	11.4	—	—	8.1	3.3
Depreciation and amortization	64.4	—	—	(22.9)	41.5
EBITDA	23.9	113.8	28.6	16.4	182.7
Interest expense, net	19.9	—	—	—	19.9
Income tax expense (c)	7.8	—	—	(28.9)	36.7
Depreciation and amortization	64.4	—	—	22.9	41.5
Net (loss) income	$(68.2)	$113.8	$28.6	$10.4	$84.6
Net (loss) income per share - basic (d)	$(0.45)	$0.75	$0.19	$0.07	$0.55
Net (loss) income per share - diluted (d)	$(0.45)	$0.73	$0.18	$0.07	$0.54

(a)
Other includes amortization of acquisition-related intangible assets, restructuring consulting fees, foreign exchange loss, the impact of the fair value adjustment for the DataFuzion contingent consideration, the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and the net impact of the abandonment of certain leased facilities.
(b)
The Adjusted column is a non-GAAP financial measure, adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, amortization of acquisition-related intangible assets, and other non-recurring items, all of which are adjusted for the effect of income taxes.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
Both GAAP and Adjusted net income (loss) per share are calculated by dividing either GAAP or Adjusted net income by the basic or diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments. GAAP basic and diluted net loss per share are calculated based upon 152,691,008 weighted-average shares of common stock and Adjusted basic and diluted net income per share are calculated based upon 152,691,008 and 155,506,326 weighted-average shares of common stock, respectively.

17 | Q3 2022 Earnings Release

	Nine Months Ended September 30, 2021
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions)
Cost of revenue:
Recurring
Cloud	$143.4	$8.2	$0.1	$—	$135.1
Bureau	47.7	1.5	1.5	—	44.7
Total recurring	191.1	9.7	1.6	—	179.8
Professional services and other	140.9	7.1	0.1	—	133.7
Product development and management	94.2	13.2	0.5	—	80.5
Depreciation and amortization	37.5	—	—	—	37.5
Total cost of revenue	463.7	30.0	2.2	—	431.5
Sales and marketing	154.5	10.1	1.6	—	142.8
General and administrative	162.0	45.8	2.0	33.6	80.6
Operating (loss) profit	(38.1)	85.9	5.8	33.6	87.2
Other expense, net	16.2	—	—	12.8	3.4
Depreciation and amortization	59.3	—	—	(19.3)	40.0
EBITDA	5.0	85.9	5.8	27.1	123.8
Interest expense, net	25.5	—	—	—	25.5
Income tax (benefit) expense (c)	(13.9)	—	—	(21.8)	7.9
Depreciation and amortization	59.3	—	—	19.3	40.0
Net (loss) income	$(65.9)	$85.9	$5.8	$24.6	$50.4
Net (loss) income per share - basic (d)	$(0.44)	$0.58	$0.04	$0.17	$0.34
Net (loss) income per share - diluted (d)	$(0.44)	$0.58	$0.04	$0.16	$0.32

(a)
Other includes amortization of acquisition-related intangible assets, foreign exchange loss, restructuring consulting fees, the difference between the historical five-year average run rate and the current period actuarially determined pension expense resulting from the changes in investment strategy associated with protecting the now fully funded status of its largest U.S pension plan, and charges related to the abandonment of certain leased facilities.
(b)
The Adjusted column is a non-GAAP financial measure, adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, amortization of acquisition-related intangible assets, and other non-recurring items, all of which are adjusted for the effect of income taxes.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
Both GAAP and Adjusted net income (loss) per share are calculated by dividing either GAAP or Adjusted net income by the basic or diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments. GAAP basic and diluted net loss per share are calculated based upon 149,083,666 weighted-average shares of common stock, and Adjusted basic and diluted net income per share are calculated based upon 149,083,666 and 155,444,668 weighted-average shares of common stock, respectively.

18 | Q3 2022 Earnings Release

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Dollars in millions)
Cloud recurring revenue	$230.4	$181.0	$657.2	$517.7

Cost of revenue - Cloud recurring - as reported	$64.3	$49.4	$189.1	$143.4
Share-based compensation	3.9	3.0	11.4	8.2
Severance charges	2.3	(0.1)	16.9	0.1
Cost of revenue - Cloud recurring - as adjusted (a)	$58.1	$46.5	$160.8	$135.1
Gross margin - Cloud recurring - as reported	72.1%	72.7%	71.2%	72.3%
Gross margin - Cloud recurring - as adjusted (a)	74.8%	74.3%	75.5%	73.9%
(a)
The Adjusted figures are non-GAAP financial measures, adjusted to exclude share-based compensation expense and related employer taxes, and severance charges.

Use of Non-GAAP Financial Measures

Ceridian uses certain non-GAAP financial measures in this release including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted operating profit, Adjusted net income, Adjusted diluted net income per share, revenue on a constant currency basis, Dayforce recurring revenue per customer, and Adjusted Cloud recurring gross margin. Ceridian believes that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate its overall operating performance including comparison across periods and with competitors. Ceridian's management uses these non-GAAP financial measures to assess operating performance because these measures exclude the results of decisions that are outside the normal course of its business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are components of Ceridian’s management incentive plan.

Ceridian defines its non-GAAP financial measures as follows:

•
EBITDA is defined as net income (loss) before interest, taxes, depreciation, and amortization, and Adjusted EBITDA as EBITDA, as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring items.
•
Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue.
•
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue, which is exclusive of any product development and management or depreciation and amortization cost allocations. Adjusted Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue, as adjusted to exclude share-based compensation and severance charges, as a percentage of total Cloud recurring revenue, which is exclusive of any product development and management or depreciation and amortization cost allocations.
•
Adjusted operating profit is defined as operating profit (loss), as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, amortization of acquisition-related intangible assets, and other non-recurring items.
•
Adjusted net income is defined as net income (loss), as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, amortization of acquisition-related intangible assets, and other non-recurring items, all of which are adjusted for the effect of income taxes.
•
Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments.
•
Revenue on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.

19 | Q3 2022 Earnings Release

•
Dayforce recurring revenue per customer is an indicator of the average size of Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, Ceridian starts with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue, the impact of lower employment levels in 2021 and 2020 due to the COVID-19 pandemic, and Ascender and ADAM HCM revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender and ADAM HCM. Ceridian calculates and monitors Dayforce recurring revenue per customer on a quarterly basis. Ceridian's Dayforce recurring revenue per customer may fluctuate as a result of a number of factors, including the number of live Dayforce customers and the number of customers purchasing the full HCM suite. Ceridian has not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Ceridian’s presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted net income, Adjusted diluted net income per share, revenue on a constant currency basis, and Dayforce recurring revenue per customer are intended as supplemental measures of its performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to net income (loss), earnings (loss) per share, revenue, or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Ceridian’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted net income, Adjusted diluted net income per share, revenue on a constant currency basis, and Dayforce recurring revenue per customer are not defined under GAAP, are not measures of net income (loss) or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Ceridian’s use of these terms may not be comparable to similarly titled measures of other companies in its industry and are not measures of performance calculated in accordance with GAAP. These non-GAAP financial measures have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of Ceridian’s results as reported under GAAP. In evaluating non-GAAP financial measures, users should be aware that in the future Ceridian may incur expenses similar to those eliminated in this presentation.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@ceridian.com

Public Relations

1-647-417-2117

teri.murphy@ceridian.com

20 | Q3 2022 Earnings Release